As filed with the Securities and Exchange Commission on February 8, 2024
Registration No. 333-276562
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
AMENDMENT NO. 3
to
FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
Nuwellis, Inc.
(Exact name of registrant as specified in its charter)
Delaware	3845	68-0533453
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
12988 Valley View Road
Eden Prairie, Minnesota 55344
(952) 345-4200
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)
Nestor Jaramillo, Jr.
Chief Executive Officer
Nuwellis, Inc.
12988 Valley View Road
Eden Prairie, Minnesota 55344
(952) 345-4200
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)
Copies to:
Phillip D. Torrence Honigman LLP 650 Trade Centre Way, Suite 200 Kalamazoo, MI 49002 Tel: (269) 337-7700 Fax: (269) 337-7703	Neil P. Ayotte Senior Vice President, General Counsel, Secretary and Chief Compliance Officer Nuwellis, Inc. 12988 Valley View Road Eden Prairie, Minnesota 55344 Tel: (952) 345-4200	David E. Danovitch Aaron M. Schleicher Sullivan & Worcester LLP 1633 Broadway New York, New York 10019 (212) 660-3060
Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:
Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE:
We are filing this Amendment No. 3 (this “Amendment”) to our Registration Statement on Form S-1, Registration No. 333- 276562, which was originally filed with the Securities and Exchange Commission on January 18, 2024 and has been previously amended by Amendment Nos. 1 and 2 thereto (as so amended, the “Registration Statement”), solely to include an updated Exhibit 5.1. No other information in the Registration Statement, including the prospectus that forms a part thereof, is being modified. Accordingly, this Amendment consists only of the facing page, this explanatory note, Part II of the Registration Statement, the signature page to the Registration Statement, the Exhibit Index, and Exhibit 5.1 filed herewith. The prospectus that forms a part of the Registration Statement is unchanged and has therefore been omitted from this filing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS
Item 13.	Other Expenses of Issuance and Distribution.
The estimated expenses payable by us in connection with the issuance and distribution of the securities being registered are as follows:
SEC Registration Fee	$3,542
FINRA Filing Fee	$1,250
Legal Fees and Expenses	$250,000
Accounting Fees and Expenses	$77,500
Miscellaneous Fees and Expenses	$29,762
Transfer Agent and Registrar Fees	$12,200
Total	$374,254
Item 14.	Indemnification of Directors and Officers.
Our certificate of incorporation and bylaws provide that each person who was or is made a party or is threatened to be made a party to or is otherwise involved (including, without limitation, as a witness) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or an officer of Nuwellis, Inc. or is or was serving at our request as a director, officer, or trustee of another corporation, or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, whether the basis of such proceeding is alleged action in an official capacity as a director, officer or trustee or in any other capacity while serving as a director, officer or trustee, shall be indemnified and held harmless by us to the fullest extent authorized by the Delaware General Corporation Law, as amended (the “DGCL”), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such.
Section 145 of the DGCL permits a corporation to indemnify any director or officer of the corporation against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding brought by reason of the fact that such person is or was a director or officer of the corporation, if such person acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, if he or she had no reason to believe his or her conduct was unlawful. In a derivative action, (i.e., one brought by or on behalf of the corporation), indemnification may be provided only for expenses actually and reasonably incurred by any director or officer in connection with the defense or settlement of such an action or suit if such person acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be provided if such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine that the defendant is fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.
Pursuant to Section 102(b)(7) of the DGCL, our certificate of incorporation eliminates the liability of a director to us or our stockholders for monetary damages for such a breach of fiduciary duty as a director, except for liabilities arising:
•	from any breach of the director’s duty of loyalty to us or our stockholders;
•	from acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
•	under Section 174 of the DGCL; and
•	from any transaction from which the director derived an improper personal benefit.
•	We carry insurance policies insuring our directors and officers against certain liabilities that they may incur in their capacities as directors and officers.

The Company has entered into indemnification agreements with each of its directors and executive officers. Pursuant to the indemnification agreements, the Company agrees to hold harmless and indemnify its directors and executive officers to the fullest extent authorized or permitted by the provisions of the Company’s certificate of incorporation and bylaws and the DGCL, including for any amounts that such director or officer becomes obligated to pay because of any claim to which such director or officer is made or threatened to be made a party, witness or participant, by reason of such director’s or officer’s service as a director, officer, employee or other agent of the Company.
There are certain exceptions from the Company’s obligation to indemnify its directors and executive officers pursuant to the indemnification agreements, including for “short-swing” profit claims under Section 16(b) of the Exchange Act, losses that result from conduct that is established by a final judgment as knowingly fraudulent or deliberately dishonest or that constituted willful misconduct, or that constituted a breach of the duty of loyalty to the Company or resulted in any improper personal profit or advantage, where payment is actually made to a director or officer under an insurance policy, indemnity clause, bylaw or agreement, except in respect of any excess beyond payment under such insurance, clause, bylaw or agreement, for indemnification which is not lawful, or in connection with any proceeding initiated by such director or officer, or any proceeding against the Company or its directors, officers, employees or other agents, unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the board of directors of the Company, (iii) such indemnification is provided by the Company, in its sole discretion, pursuant to the powers vested in the Company under the DGCL, or (iv) the proceeding is initiated to enforce a claim for indemnification pursuant to the indemnification agreement.
All agreements and obligations of the Company contained in the indemnification agreements shall continue during the period when the director or officer who is a party to an indemnification agreement is a director, officer, employee or other agent of the Company (or is or is serving at the request of the Company as a director, officer, employee or other agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise) and shall continue thereafter so long as such director or officer shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal, arbitrational, administrative or investigative. In addition, the indemnification agreements provide for partial indemnification and advance of expenses.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission this indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.
Item 15.	Recent Sales of Unregistered Securities.
The following sets forth information regarding all unregistered securities sold by the registrant in the three years preceding the date of this registration statement. This information has been retroactively adjusted to reflect the reverse stock splits for all periods presented.
•
On June 19, 2023, the registrant granted a warrant to DaVita, Inc. (“DaVita”), pursuant to a Supply and Collaboration Agreement (“Supply Agreement”) dated as of June 19, 2023, pursuant to which DaVita will pilot the Aquadex ultrafiltration therapy system to treat adult patients with congestive heart failure and related conditions within select U.S. markets. The warrant represents the right to purchase up to an aggregate of 1,289,081 shares of common stock of the Company, par value $0.0001 per share, at an exercise price of $3.2996 per share, provided that at no time can it be exercised for an amount of shares that would represent greater than 19.9% ownership in the Company (the “DaVita Warrant”) subject to certain vesting milestones. The DaVita Warrant is expected to vest in four tranches as follows (i): 25% upon the Company’s receipt of notice to extend the Supply Agreement past the initial pilot-term (the “Ultrafiltration Services Approval”); (ii) 25% upon the attainment by the Company of a net revenue achievement from DaVita’s efforts pursuant to the Supply Agreement within twelve months of the Ultrafiltration Services Approval; (iii) 25% upon the attainment by the Company of a net revenue achievement from DaVita’s efforts pursuant to the Supply Agreement within twenty-four months of Ultrafiltration Services Approval; and (iv) 25% upon the attainment by the Company of a net revenue achievement from DaVita’s efforts pursuant to the Supply Agreement within thirty-six months of Ultrafiltration Services Approval. This issuance was made in reliance upon the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.

Item 16.	Exhibits and Financial Statement Schedules
(a)	Exhibits
The following exhibits are filed as part of this registration statement:
		Incorporated By Reference
Exhibit Number	Exhibit Description	Form	File Number	Date of First Filing	Exhibit Number	Filed Herewith
1.1	Form of Placement Agency Agreement	S-1/A	333-276562	February 5, 2023	1.1

1.2	Placement Agency Agreement dated as of October 12, 2023, by and between Nuwellis, Inc., Lake Street Capital Markets, LLC and Maxim Group LLC.	8-K	001-35312	October 17, 2023	1.1

3.1	Fourth Amended and Restated Certificate of Incorporation	10	001-35312	February 1, 2012	3.1

3.2	Certificate of Amendment to the Fourth Amended and Restated Certificate of Incorporation	8-K	001-35312	January 13, 2017	3.1

3.3	Certificate of Amendment to the Fourth Amended and Restated Certificate of Incorporation	8-K	001-35312	May 23, 2017	3.1

3.4	Certificate of Amendment to the Fourth Amended and Restated Certificate of Incorporation	8-K	001-35312	October 12, 2017	3.1

3.5	Certificate of Amendment to the Fourth Amended and Restated Certificate of Incorporation	8-K	001-35312	January 2, 2019	3.1

3.6	Certificate of Amendment to the Fourth Amended and Restated Certificate of Incorporation	8-K/A	001-35312	October 16, 2020	3.1

3.7	Certificate of Amendment to the Fourth Amended and Restated Certificate of Incorporation	8-K	001-35312	April 27, 2021	3.1

3.8	Certificate of Amendment to the Fourth Amended and Restated Certificate of Incorporation	8-K	001-35312	December 9, 2022	3.1

3.9	Third Amended and Restated Bylaws	8-K	001-35312	April 27, 2021	3.2

3.10	Amendment to Third Amended and Restated Bylaws	8-K	001-35312	October 5, 2022	3.1

		Incorporated By Reference
Exhibit Number	Exhibit Description	Form	File Number	Date of First Filing	Exhibit Number	Filed Herewith
3.11	Form of Certificate of Designation of Series A Junior Participating Preferred Stock	8-K	001-35312	June 14, 2013	3.1

3.12	Form of Certificate of Designation of Preferences, Rights and Limitations of Series F Convertible Preferred Stock	S-1/A	333-221010	November 17, 2017	3.7

3.13	Certificate of Designation of Preferences, Rights and Limitations, filed with the Delaware Secretary of State on October 16, 2023, with respect to the Series J Convertible Preferred Stock	8-K	001-35312	October 17, 2023	3.1

4.1	Form of Warrant to Purchase Shares of Common Stock	S-1/A	333-221010	November 17, 2017	4.9

4.2	Form of Series 1 and Series 2 Warrant to Purchase Shares of Common Stock	S-1/A	333-209102	February 25, 2019	4.10

4.3	Common Stock Purchase Warrant, dated May 30, 2019, between the Company and Redington, Inc.	10-Q	001-35312	August 8, 2019	4.1

4.4	Form of Common Stock Purchase Warrant issued pursuant to the Securities Purchase Agreement, dated October 23, 2019, among the Company and the purchasers signatory thereto	8-K	001-35312	October 23, 2019	4.1

4.5	Form of Common Stock Purchase Warrant issued pursuant to the Securities Purchase Agreement, dated November 4, 2019, among the Company and the purchasers signatory thereto	8-K	001-35312	November 4, 2019	4.1

		Incorporated By Reference
Exhibit Number	Exhibit Description	Form	File Number	Date of First Filing	Exhibit Number	Filed Herewith
4.6	Form of Common Stock Pre-Funded Purchase Warrant issued pursuant to the Securities Purchase Agreement, dated November 4, 2019, among the Company and the purchasers signatory thereto	8-K	001-35312	November 4, 2019	4.2

4.7	Form of Common Stock Purchase Warrant	S-1/A	333-235385	January 23, 2020	4.15

4.8	Form of Common Stock Purchase Warrant issued pursuant to the Securities Purchase Agreement, dated March 19, 2020, among the Company and the purchasers identified on the signature pages thereto	8-K	001-35312	March 20, 2020	4.1

4.9	Form of Common Stock Purchase Warrant issued pursuant to the Securities Purchase Agreement, dated March 30, 2020, among the Company and the purchasers identified on the signature pages thereto	8-K	001-35312	March 30, 2020	4.1

4.10	Form of Common Stock Purchase Warrant issued pursuant to the Securities Purchase Agreement, dated May 1, 2020, among the Company and the purchasers identified on the signature pages thereto	8-K	001-35312	May 4, 2020	4.1

4.11	Form of Warrant to Purchase Shares of Common Stock	S-1/A	333-24145	August 17, 2020	4.19

4.12	Warrant to Purchase Shares of Common Stock	S-1/A	333-267368	October 13, 2022	4.20

4.13	Form of Warrant to purchase shares of Series J Convertible Preferred Stock	S-1/A	333-274610	September 29, 2023	4.13

4.14	Specimen of Common Stock Certificate	10	001-35312	September 30, 2011	4.1

		Incorporated By Reference
Exhibit Number	Exhibit Description	Form	File Number	Date of First Filing	Exhibit Number	Filed Herewith
4.15	DaVita Inc. Common Stock Warrant Agreement+	8-K	001-35312	June 21, 2023	4.1

4.16	Form of Series A Warrant	S-1/A	333-276562	February 5, 2024	4.16

4.17	Form of Series B Warrant	S-1/A	333-276562	February 5, 2024	4.17

4.18	Form of Pre-Funded Warrant	S-1	333-276562	January 31, 2024	4.17

4.19	Form of Warrant Agency Agreement	S-1/A	333-276562	February 5, 2024	4.19

5.1	Opinion of Honigman LLP					X

10.1	Patent License Agreement between Sunshine Heart, Inc. and Gambro UF Solutions, Inc. dated August 5, 2016	8-K	001-35312	August 8, 2016	10.1

10.2	2013 Non-Employee Directors’ Equity Incentive Plan†	14A	001-35312	April 5, 2013	App. A

10.3	Form of Stock Option Grant Notice and Option Agreement for 2013 Non-Employee Directors’ Equity Incentive Plan†	8-K	001-35312	May 29, 2013	10.2

10.4	Form of Restricted Stock Unit Award Grant Notice and Agreement for 2013 Non-Employee Directors’ Equity Incentive Plan†	10-K	001-35312	March 20, 2015	10.11

10.5	New-Hire Equity Incentive Plan†	10-Q	001-35312	August 8, 2013	10.1

10.6	First Amendment to New-Hire Equity Incentive Plan†	10-Q	001-35312	November 12, 2013	10.1

10.7	Second Amendment to New-Hire Equity Incentive Plan†	S-8	333-202904	March 20, 2015	99.12

10.8	Third Amendment to New-Hire Equity Incentive Plan†	S-8	333-210215	March 15, 2016	99.13

10.9	Fourth Amendment to New-Hire Equity Incentive Plan†	8-K	001-35312	May 30, 2017	10.4

		Incorporated By Reference
Exhibit Number	Exhibit Description	Form	File Number	Date of First Filing	Exhibit Number	Filed Herewith
10.10	Fifth Amendment to New-Hire Equity Incentive Plan†	8-K	001-35312	January 18, 2018	10.1

10.11	Sixth Amendment to New-Hire Equity Incentive Plan†	10-Q	001-35312	August 8, 2019	10.2

10.12	Seventh Amendment to New-Hire Equity Incentive Plan†	8-K	001-35312	December 6, 2019	10.1

10.13	Eighth Amendment to New-Hire Equity Incentive Plan†	8-K/A	001-35312	February 25, 2021	10.1

10.14	Form of Stock Option Grant Notice and Option Agreement for New-Hire Equity Incentive Plan†	10-Q	001-35312	November 12, 2013	10.2

10.15	2017 Equity Incentive Plan†	8-K	001-35312	May 30, 2017	10.1

10.16	First Amendment to the 2017 Equity Incentive Plan†	14A	001-35312	September 11, 2020	App. A

10.17	Second Amendment to the 2017 Equity Incentive Plan†	10-K	001-35312	March 3, 2023	10.17

10.18	Form of Stock Option Grant Notice and Option Agreement for 2017 Equity Incentive Plan†	8-K	001-35312	May 30, 2017	10.2

10.19	Form of Restricted Stock Unit Grant Notice and Restricted Stock Unit Agreement for 2017 Equity Incentive Plan†	8-K	001-35312	May 30, 2017	10.3

10.20	Nuwellis, Inc. 2021 Inducement Plan†	8-K	001-35312	May 20, 2021	10.1

10.21	First Amendment to the 2021 Inducement Plan†	8-K	001-35312	April 21, 2022	10.1

10.22	Second Amendment to the 2021 Inducement Plan†	8-K	001-35312	March 1, 2023	10.1

10.23	Form of Stock Option Grant Notice, Option Agreement and Notice of Exercise under the Nuwellis, Inc. 2021 Inducement Plan†	8-K	001-35312	May 20, 2021	10.2

		Incorporated By Reference
Exhibit Number	Exhibit Description	Form	File Number	Date of First Filing	Exhibit Number	Filed Herewith
10.24	Form of Indemnity Agreement for the Company’s executive officers and directors†	10	001-35312	September 30, 2011	10.1

10.25	Form of Change in Control Agreement for the Company’s executive officers†	10-K	001-35312	March 20, 2015	10.16

10.26	Non-Employee Director Compensation Policy (effective August 18, 2021)†	10-Q	001-35312	November 10, 2021	10.2

10.27	Non-Employee Director Compensation Policy (effective January 1, 2023) †	10-K	001-35312	March 3, 2023	10.27

10.28	Lease Agreement dated October 21, 2011 by and between the Company and Silver Prairie Crossroads, LLC	10	001-35312	December 16, 2011	10.18

10.29	Second Amendment to Lease, dated as of April 20, 2015, by and between the Company and Capital Partners Industrial Fund I, LLLP dba Prairie Crossroads Business Center	8-K	001-35312	April 23, 2015	10.1

10.30	Third Amendment to Lease, dated as of August 3, 2018, by and between the Company and Capital Partners Industrial Fund I, LLLP	10-Q	001-35312	November 7, 2018	10.2

10.31	Fourth Amendment to Lease, dated as of November 18, 2021, by and between the Company and Capital Partners Industrial Fund I, LLLP	8-K	01-35312	November 23, 2021	10.1

10.32	Warrant Agency Agreement between the Company and American Stock Transfer & Trust Company, LLC dated April 24, 2017	8-K	001-35312	April 25, 2017	10.1

10.33	Form of Warrant Reprice Agreement	8-K	001-35312	June 29, 2018	10.1

		Incorporated By Reference
Exhibit Number	Exhibit Description	Form	File Number	Date of First Filing	Exhibit Number	Filed Herewith
10.34	Warrant Agency Agreement, dated as of March 12, 2019, between the Company and American Stock Transfer & Trust Company, LLC	8-K	001-35312	March 13, 2019	4.2

10.35	Underwriting Agreement, dated as of March 8, 2019, by and between the Company and Ladenburg Thalmann & Co. Inc.	8-K	001-35312	March 13, 2019	1.1

10.36	Form of Employee Proprietary Information, Inventions Assignment and Non-Competition Agreement for the Company’s employees, including executive officers†	10-Q	001-35312	May, 9, 2019	10.3

10.37	Offer Letter, by and between the Company and Nestor Jaramillo, dated April 12, 2019†	10-Q	001-35312	May 9, 2019	10.5

10.38	Placement Agency Agreement, dated as of October 23, 2019, by and between the Company and Ladenburg Thalmann & Co. Inc.	8-K	001-35312	October 23, 2019	1.1

10.39	Form of Securities Purchase Agreement, dated as of October 23, 2019, by and among the Company and the purchasers identified on the signature pages thereto	8-K	001-35312	October 23, 2019	10.1

10.40	Placement Agency Agreement, dated as of November 4, 2019, by and between the Company and Ladenburg Thalmann & Co. Inc.	8-K	001-35312	November 4, 2019	1.1

10.41	Form of Securities Purchase Agreement, dated as of November 4, 2019, by and among the Company and the purchasers identified on the signature pages thereto	8-K	001-35312	November 4, 2019	10.1

		Incorporated By Reference
Exhibit Number	Exhibit Description	Form	File Number	Date of First Filing	Exhibit Number	Filed Herewith
10.42	Underwriting Agreement dated as of January 24, 2020, by and between the Company and Ladenburg Thalmann & Co. Inc.	8-K	001-35312	January 29, 2020	1.1

10.43	Warrant Agency Agreement, dated as of January 28, 2020, between the Company and American Stock Transfer & Trust Company, LLC	8-K	001-35312	January 29, 2020	4.2

10.44	Placement Agency Agreement, dated as of March 19, 2020, by and between the Company and Ladenburg Thalmann & Co. Inc.	8-K	001-35312	March 20, 2020	1.1

10.45	Form of Securities Purchase Agreement, dated as of March 19, 2020, by and among the Company and the purchasers identified on the signature pages thereto	8-K	001-35312	March 20, 2020	10.1

10.46	Placement Agency Agreement, dated as of March 30, 2020, by and between the Company and Ladenburg Thalmann & Co. Inc.	8-K	001-35312	March 30, 2020	1.1

10.47	Form of Securities Purchase Agreement, dated as of March 30, 2020, by and among the Company and the purchasers identified on the signature pages thereto	8-K	001-35312	March 30, 2020	10.1

10.48	Form of Securities Purchase Agreement, dated as of May 1, 2020, by and among the Company and the purchasers identified on the signature pagers thereto	8-K	001-35312	May 4, 2020	10.1

10.49	Underwriting Agreement, dated as of August 19, 2020, by and between the Company and Ladenburg Thalman & Co. Inc.	8-K	0001-35312	August 21, 2020	1.1

		Incorporated By Reference
Exhibit Number	Exhibit Description	Form	File Number	Date of First Filing	Exhibit Number	Filed Herewith
10.50	Warrant Agency Agreement, dated as of August 21, 2020, between the Company and American Stock Transfer & Trust Company, LLC	8-K	001-35312	August 21, 2020	4.2

10.51	Executive Employment Agreement, dated January 16, 2021, by and between the Company and Nestor Jaramillo, Jr.†	8-K	001-35312	January 19, 2021	10.1

10.52	Executive Employment Agreement, dated January 16, 2021, by and between the Company and John L. Erb†	8-K	001-35312	January 19, 2021	10.2

10.53	Offer Letter by and between the Company and George Montague, effective as of June 28, 2021†	8-K	001-35312	June 22, 2021	10.1

10.54	Offer letter by and between the Company and Neil P. Ayotte, effective as of June 7, 2021†	10-Q	001-35312	August 12, 2021	10.4

10.55	Offer Letter by and between the Company and Lynn Blake, effective as of October 19, 2022†	8-K	001-35312	October 5, 2022	10.1

10.56	First Amendment to Offer Letter between the Company and Lynn Blake†	8-K	001-35312	December 9, 2022	10.1

10.57	Underwriting Agreement dated September 15, 2021, between the Company and Ladenburg Thalmann & Co. Inc., as the Representative of the several underwriters named in Schedule I thereto	8-K	001-35312	September 17, 2021	1.1

10.58	Warrant Agency Agreement, dated as of October 18, 2022, between the Company and American Stock Transfer & Trust Company, LLC	8-K	001-35312	October 18, 2022	4.2

10.59	Leak-Out Agreement	S-1/A	333-267368	September 30, 2022	10.70

		Incorporated By Reference
Exhibit Number	Exhibit Description	Form	File Number	Date of First Filing	Exhibit Number	Filed Herewith
10.60	Underwriting Agreement dated as of October 14, 2022, by and between Nuwellis, Inc. and Ladenburg Thalmann & Co. Inc.	8-K	001-35312	October 18, 2022	1.1

10.61	License and Distribution Agreement with SeaStar Medical Holding Corporation, dated as of December 27, 2022+	10-K	001-35312	March 3, 2023	10.63

10.62	Supply and Collaboration Agreement dated as of June 19, 2023 by and between the Company and DaVita Inc. +	8-K	001-35312	June 21, 2023	10.1

10.63	Registration Rights Agreement dated as of June 19, 2023 by and between the Company and DaVita Inc.	8-K	001-35312	June 21, 2023	10.2

10.64	Transition Agreement, by and between Lynn Blake and the Company, dated as of August 4, 2023	8-K	001-35312	August 8, 2023	10.1

10.65	Consulting Agreement, by and between Lynn Blake and the Company, dated as of August 4, 2023	8-K	001-35312	August 8, 2023	10.2

10.66	Offer Letter, by and between Robert B. Scott and the Company, effective as of September 2, 2023	8-K	001-35312	August 18, 2023	10.1

10.67	At The Market Offering Agreement, dated as of March 3, 2023, by and between the Company and Ladenburg Thalmann & Co. Inc.	10-K	001-35312	March 3, 2023	1.1

10.68	Form of Warrant Agency Agreement	S-1/A	333-274610	September 29, 2023	10.68

10.69	Form of Securities Purchase Agreement	S-1/A	333-274610	September 29, 2023	10.69

		Incorporated By Reference
Exhibit Number	Exhibit Description	Form	File Number	Date of First Filing	Exhibit Number	Filed Herewith
10.70	Form of Securities Purchase Agreement	S-1/A	333-276562	February 5, 2024	10.70

21.1	List of Subsidiaries	10-K	001-35312	March 3, 2023	21

23.1	Consent of Honigman LLP					(included in Exhibit 5.1)

23.2	Consent of Baker Tilly US	S-1/A	333-276562	February 5, 2024	23.2

24.1	Power of Attorney	S-1	333-276562	January 18, 2024	24.1

107	Filing Fee Table	S-1/A	333-276562	February 5, 2024	107
†	Indicates management compensatory plan, contract or arrangement.
+
Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request. Certain portions of the License and Distribution Agreement, Warrant, and the Supply and Collaboration Agreement have been redacted pursuant to Item 601(a)(6) and 601(b)(10)(iv) of Regulation S-K because the Company customarily and actually treats the redacted information as private or confidential and the omitted information is not material. Copies of the unredacted License and Distribution Agreement, Warrant, and Supply and Collaboration Agreement will be furnished to the SEC upon request.

(b)	Financial Statement Schedules
All financial statement schedules are omitted because the information required to be set forth therein is not applicable or is included in the consolidated financial statements or related notes incorporated herein by reference.
Item 17.	Undertakings
The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.
(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser: each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)
the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(6)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(7)
That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Eden Prairie, State of Minnesota, on this 8th day of February, 2024.
NUWELLIS, INC.

By:	/s/ Nestor Jaramillo, Jr.
Nestor Jaramillo, Jr.
Chief Executive Officer
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date

*	Chairman of the Board	February 8, 2024
John L. Erb

/s/ Nestor Jaramillo, Jr.	President, Chief Executive Officer and Director (principal executive officer)	February 8, 2024
Nestor Jaramillo, Jr.

*	Chief Financial Officer (principal financial officer and principal accounting officer)	February 8, 2024
Robert B. Scott

*	Director	February 8, 2024
Maria Rosa Costanzo, M.D.

*	Director	February 8, 2024
Michael McCormick

*	Director	February 8, 2024
Archelle Georgiou, M.D.

*	Director	February 8, 2024
Gregory Waller

*	Director	February 8, 2024
David McDonald
*By:	/s/ Nestor Jaramillo, Jr.
Nestor Jaramillo, Jr.
Attorney-in-fact